FIRST AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER



                                BETWEEN AND AMONG



                             SMALL TOWN RADIO, INC.
                            WORLDWIDE PETROMOLY, INC.
                               PETRO MERGER, INC.
                                 GILBERT GERTNER


                                       AND


                       CERTAIN INDIVIDUAL SHAREHOLDERS OF
                             SMALL TOWN RADIO, INC.




                              AS OF APRIL __, 2001

                                TABLE OF CONTENTS
                              -------------------


                                                                                   PAGE
                                                                                   ----
ARTICLE 1        THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     SECTION 1.1     Surviving Corporation. . . . . . . . . . . . . . . . . . . .     1
     SECTION 1.2     Articles of Incorporation. . . . . . . . . . . . . . . . . .     2
     SECTION 1.3     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 1.4     Directors. . . . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 1.5     Officers . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 1.6     Effective Time . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 1.7     Termination. . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE 2        CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 2.1     STR Stock. . . . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 2.2     Fractional Shares. . . . . . . . . . . . . . . . . . . . . .     3
     SECTION 2.3     Exchange of STR Stock. . . . . . . . . . . . . . . . . . . .     3
     SECTION 2.4     Tax-Deferred Reorganization. . . . . . . . . . . . . . . . .     4

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                 MERGER SUB AND THE CONTROLLING SHAREHOLDER . . . . . . . . . . .     4
     SECTION 3.1     Organization . . . . . . . . . . . . . . . . . . . . . . . .     4
     SECTION 3.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . .     5
     SECTION 3.3     Absence of Restrictions and Conflicts. . . . . . . . . . . .     5
     SECTION 3.4     Capitalization; Ownership of Company Common Stock;
                     Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .      6
     SECTION 3.5     SEC Reports and Company Financial Statements . . . . . . . .     7
     SECTION 3.6     Absence of Certain Changes . . . . . . . . . . . . . . . . .     7
     SECTION 3.7     Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .     8
     SECTION 3.8     Compliance with Law. . . . . . . . . . . . . . . . . . . . .     9
     SECTION 3.9     Company Material Contracts . . . . . . . . . . . . . . . . .     9
     SECTION 3.10    Tax Returns; Taxes . . . . . . . . . . . . . . . . . . . . .    10
     SECTION 3.11    Officers, Directors and Employees. . . . . . . . . . . . . .    10
     SECTION 3.12    Company Employee Benefit Plans . . . . . . . . . . . . . . .    10
     SECTION 3.13    Labor Relations. . . . . . . . . . . . . . . . . . . . . . .    11
     SECTION 3.14    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .    11
     SECTION 3.15    Environmental Matters. . . . . . . . . . . . . . . . . . . .    11


     SECTION 3.16    Patents, Trademarks, Trade Names . . . . . . . . . . . . . .    12
     SECTION 3.17    Transactions with Affiliates . . . . . . . . . . . . . . . .    12
     SECTION 3.18    Brokers, Finders and Investment Bankers. . . . . . . . . . .    13
     SECTION 3.19    No Assets or Liabilities.. . . . . . . . . . . . . . . . . .    13
     SECTION 3.20    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF STR AND THE
                 SIGNING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . .    13
     SECTION 4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . .    13
     SECTION 4.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . .    14
     SECTION 4.3     Absence of Restrictions and Conflicts. . . . . . . . . . . .    14
     SECTION 4.4     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .    14
     SECTION 4.5     Brokers, Finders and Investment Bankers. . . . . . . . . . .    15
     SECTION 4.6     Qualification of the Shareholders. . . . . . . . . . . . . .    15
     SECTION 4.7     Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .    15
     SECTION 4.8     Compliance with Law. . . . . . . . . . . . . . . . . . . . .    16
     SECTION 4.9     STR Material Contracts . . . . . . . . . . . . . . . . . . .    16
     SECTION 4.10    Tax Returns; Taxes . . . . . . . . . . . . . . . . . . . . .    17
     SECTION 4.11    Officers, Directors and Employees. . . . . . . . . . . . . .    17
     SECTION 4.12    STR Employee Benefit Plans . . . . . . . . . . . . . . . . .    17
     SECTION 4.13    Labor Relations. . . . . . . . . . . . . . . . . . . . . . .    18
     SECTION 4.14    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .    18
     SECTION 4.15    Patents, Trademarks, Trade Names . . . . . . . . . . . . . .    18
     SECTION 4.16    Transactions with Affiliates . . . . . . . . . . . . . . . .    18
     SECTION 4.17    STR Subsidiaries . . . . . . . . . . . . . . . . . . . . . .    19
     SECTION 4.18    STR Financial Statements.. . . . . . . . . . . . . . . . . .    19
     SECTION 4.19    STR Capitalization.. . . . . . . . . . . . . . . . . . . . .    19

ARTICLE 5        CERTAIN COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . .    20
     SECTION 5.1     Election to Board of Directors . . . . . . . . . . . . . . .    20
     SECTION 5.2     Compliance with Rule 14f-1.. . . . . . . . . . . . . . . . .    20
     SECTION 5.3     SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . .    20
     SECTION 5.4     Transfer of Assets and Liabilites to WPC.. . . . . . . . . .    20
     SECTION 5.5     Sale of WPC. . . . . . . . . . . . . . . . . . . . . . . . .    20


                                       ii

     SECTION 5.6     Certificate of Designation . . . . . . . . . . . . . . . . .    20
     SECTION 5.7     Nonsolicitation. . . . . . . . . . . . . . . . . . . . . . .    20
     SECTION 5.8     Voting of Merger Sub Shares. . . . . . . . . . . . . . . . .    21
     SECTION 5.9     Previous SEC Filings.. . . . . . . . . . . . . . . . . . . .    21

ARTICLE 6        CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . .    21
     SECTION 6.1     Conditions of the Obligations of STR and the Signing
                     Shareholders. . . . . . . . . . . . . . . . . . . . . . . .     21
     SECTION 6.2     Conditions of the Obligations of the Company and Merger Sub.    22

ARTICLE 7        CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
     SECTION 7.1     Closing Date . . . . . . . . . . . . . . . . . . . . . . . .    23
     SECTION 7.2     Share Certificates . . . . . . . . . . . . . . . . . . . . .    23
     SECTION 7.3     Deliveries by the Company, Surviving Corporation and the
                     Controlling Shareholder . . . . . . . . . . . . . . . . . .     23
     SECTION 7.4     Other Deliveries . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE 8        INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .    24
     SECTION 8.1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . .    24
     SECTION 8.2     Agreement of Controlling Shareholder Indemnitor to
                     Indemnify. . . . . . . . . . . . . . . . . . . . . . . . . .    25
     SECTION 8.3     Agreement of STR Indemnitors to Indemnify. . . . . . . . . .    26
     SECTION 8.4     Procedures for Indemnification . . . . . . . . . . . . . . .    27
     SECTION 8.5     Third Party Claims . . . . . . . . . . . . . . . . . . . . .    27
     SECTION 8.6     Other Rights and Remedies Not Affected . . . . . . . . . . .    29
     SECTION 8.7     Survival . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     SECTION 8.8     Time Limitations . . . . . . . . . . . . . . . . . . . . . .    29
     SECTION 8.9     Limitations as to Amount Payable by Indemnitors. . . . . . .    29
     SECTION 8.10    Subrogation. . . . . . . . . . . . . . . . . . . . . . . . .    30
     SECTION 8.11    Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE 9        MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .    30
     SECTION 9.1     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     SECTION 9.2     Disclosure Letters and Exhibits. . . . . . . . . . . . . . .    32
     SECTION 9.3     Assignment; Successors in Interest . . . . . . . . . . . . .    32
     SECTION 9.4     Number; Gender . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 9.5     Captions . . . . . . . . . . . . . . . . . . . . . . . . . .    32


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
     SECTION 9.6     Controlling Law; Jurisdiction; Integration; Amendment. . . .    32
     SECTION 9.7     Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 9.8     Severability . . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 9.9     Counterparts . . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 9.10    Enforcement of Certain Rights. . . . . . . . . . . . . . . .    33
     SECTION 9.11    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 9.12    Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 9.13    Construction . . . . . . . . . . . . . . . . . . . . . . . .    34


LIST  OF  EXHIBITS
------------------

Exhibit  1  --  Company  Disclosure  Letter
----------

Exhibit  2  --  List  of  Company  Shareholders
----------

Exhibit  3  --  List  of  Outstanding  Options
----------

Exhibit  4  --  STR  Disclosure  Letter
----------

                           FIRST AMENDED AND RESTATED
                           --------------------------
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April __, 2001 (the "Agreement"), by and among SMALL TOWN RADIO, INC., a Georgia corporation ("STR"); WORLDWIDE PETROMOLY, INC., a Colorado corporation (the "Company"), PETRO MERGER, INC., a Georgia corporation and wholly-owned subsidiary of the Company ("Merger Sub"), GILBERT GERTNER, a resident of the State of Texas ("Gertner" or the "Controlling Shareholder") and certain of the shareholders of STR listed on the signature pages hereto, each of whom are referred to herein individually as a "Signing Shareholder" and collectively the "Signing Shareholders."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the parties signed the Agreement and Plan of Merger as of March 26, 2001, and now desire to make certain amendments to same;

     WHEREAS, the respective Boards of Directors of STR, the Company and Merger Sub each have approved this Agreement and the merger of Merger Sub with and into STR upon the terms and conditions contained herein (the "Merger") and in accordance with the Business Corporation Code of the State of Georgia (the "GBCC") and the Colorado Business Corporation Act (the "CBCA");

     WHEREAS, the Company, as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by written consent in accordance with the requirements of the GBCC, the CBCA and the Articles of Incorporation and the Bylaws of Merger Sub;

     WHEREAS, the Controlling Shareholder holds approximately 44.7% of the voting stock of the Company (the "Controlling Stock");

     WHEREAS, the STR Shareholders have approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by unanimous written consent in accordance with the requirements of the GBCC and the Articles of Incorporation and the Bylaws of STR;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER
                                   ----------

     SECTION  1.1   SURVIVING  CORPORATION.  Subject  to  the provisions of this
                    ----------------------
Agreement and the GBCC, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into STR and the separate corporate existence of Merger Sub shall cease. STR shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Georgia. The Merger shall have the effects set forth in Section 14-2-1106 of the GBCC.

     SECTION 1.2   ARTICLES  OF INCORPORATION.  The  Articles  of  Incorporation
                   --------------------------
of STR shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the GBCC.

     SECTION  1.3   BYLAWS.  The Bylaws of STR shall be the Bylaws the Surviving
                    ------
Corporation until thereafter duly amended in accordance with their terms and the GBCC.

     SECTION  1.4   DIRECTORS.  The directors of the Surviving Corporation shall
                    ---------
consist of the directors of STR immediately prior to the Effective Time and, as of the Effective Time, all of such directors to hold office until their respective successors are duly elected and qualified.

     SECTION  1.5   OFFICERS.  The  officers  of the Surviving Corporation shall
                    --------
consist of the officers of STR immediately prior to the Effective Time and, effective as of the Effective Time, such officers to hold office until their respective successors are duly elected and qualified.

     SECTION 1.6   EFFECTIVE TIME.  The parties hereto shall cause a certificate
                   --------------
of merger meeting the requirements of the GBCC (the " Certificate of Merger") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Georgia. The Merger shall become effective as of the filing of a properly executed Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").

     SECTION  1.7   TERMINATION.  If  the  transactions  contemplated  in  this
                    -----------
Agreement have not become effective and the Closing has not occurred by May 31, 2001 then this Agreement, and all related and ancillary agreements, shall terminate with no further action on the part of any party hereto, and this Agreement, and any related and ancillary agreements, shall be of no force or effect whatsoever, and no party shall have any liability to the other. This Agreement may also be terminated by the mutual written consent of the parties hereto.

                                    ARTICLE 2

                              CONVERSION OF SHARES
                              --------------------

     SECTION 2.1   STR STOCK.  As of the Effective Time, by virtue of the Merger
                   ---------
and  without  any  action  on  the  part  of  any  holder  of  STR  stock:

Subject  to  Section  2.2,  (a) each share of the common stock, no par value per
             ------------
share, of STR ("STR Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of the Company's common stock, no par value per share (the "Company Common Stock") for an aggregate of 112,467,860 shares of Company Common Stock (there will also be a warrant for 1,000,000 shares of STR Common Stock outstanding at the Effective Time), and (b) each share of the Series A Preferred Stock, no par value per share, of STR (the "STR Preferred Stock") shall be converted into the right to receive one (1) share of the Company's Series A Preferred Stock, no par value (the "Company Preferred Stock", the Company Common Stock and Company Preferred Stock issuable in accordance herewith being hereinafter collectively referred to as the "Merger Consideration") for an aggregate of 10,000,000 shares of Company Preferred Stock, all of which shares will be issued as soon as is practicable after the Effective Time and delivered to the STR Shareholders within ten (10) business days following the Closing;

          2.1.1 Each share of common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares shall be issued to the Company and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

          2.1.2 Each share of the STR Common Stock and STR Preferred Stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of STR shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

          2.1.3 Except as set forth in the STR Disclosure Letter (as hereinafter defined), each warrant, stock option or other right, if any, to purchase shares of STR Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding (whether or not such warrant, option or other right is then exercisable), and the holder of any such warrant, option or right shall, upon exercise thereof in accordance with the terms thereof, be entitled to receive one (1) share of the Company Common Stock for each share of STR Common Stock that such holder would otherwise be entitled to receive.

     SECTION  2.2   FRACTIONAL SHARES.  No scrip or fractional shares of Company
                    -----------------
Common Stock or Company Preferred Stock shall be issued pursuant to this Agreement. If any STR Shareholder would otherwise have been entitled to a fractional share of Company Common Stock hereunder, such STR Shareholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of a Certificate or Certificates (as hereinafter defined) that represent such shares of STR Common Stock or STR Preferred Stock, to receive from the Company only the number of whole shares of Company Common Stock or Company Preferred Stock, as the case may be, into which such shares of STR Common Stock or STR Preferred Stock are convertible, rounded up to the nearest whole share.

     SECTION  2.3   EXCHANGE  OF  STR  STOCK.
                    ------------------------

          2.3.1  From  and  after  the  Effective  Time,  upon  surrender  of  a certificate or certificates which immediately prior thereto represented outstanding shares of STR Common Stock or STR Preferred Stock, as the case may be, duly endorsed in blank (the "Certificate" or "Certificates"), the Certificate or Certificates so surrendered shall forthwith be canceled, and the STR Shareholders thereafter shall be entitled to receive the Merger Consideration in accordance with Section 2.1 and Section 2.2 hereof. No portion
                                  -----------     -----------
of  the  Merger Consideration to be received pursuant to Section 2.1 and Section
                                                         -----------     -------
2.2  upon  exchange  of  a  Certificate may be issued to a person other than the
---
person in whose name the Certificate surrendered in exchange therefor is registered. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive the Merger Consideration. Delivery of certificates for the Merger Consideration in respect of shares of STR that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

          2.3.2 In the case of any lost, mislaid, stolen or destroyed Certificate, an STR Shareholder may be required, as a condition precedent to delivery to the STR Shareholders of the Merger Consideration, to deliver to the Company a bond in such reasonable sum or a satisfactory indemnity agreement as the Company may direct as indemnity against any claim that may be made against the Company or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

          2.3.3 After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of STR Common Stock or STR Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration.

     SECTION  2.4   TAX-DEFERRED  REORGANIZATION.  The  parties hereto shall use
                    ----------------------------
their reasonable best efforts to cause the Merger to constitute a tax-deferred reorganization under Code Sec.368(a). The Company represents that as of the date hereof, it has no plan or intention to liquidate, merge or cause the Surviving Corporation to sell or otherwise dispose of its assets, or do any other act that would jeopardize the qualification of the Merger contemplated by this Agreement as a tax-deferred reorganization within the meaning of Sec.368(a) of the Code. All parties covenant to report on their applicable federal and state tax returns the Merger and the consequences of the Merger consistently with the foregoing.

                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB
                         AND THE CONTROLLING SHAREHOLDER

     With such exceptions as may be set forth in a letter (the "Company Disclosure LetterCompany Disclosure Letter") delivered by the Company, Merger Sub and the Controlling Shareholder to STR prior to the execution hereof and attached hereto as Exhibit 1, the Company, Merger Sub and the Controlling
                      ----------
Shareholder, jointly and severally, hereby represent and warrant to STR as follows:

     SECTION  3.1   ORGANIZATION.  Each  of  the  Company  and  Merger  Sub is a
                    ------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and Merger Sub is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on its assets, liabilities, results of operations, financial condition, business or prospects taken as a whole. Each of the Company and Merger Sub has made available to STR accurate and complete copies of their respective Articles of Incorporation, Bylaws, minutes books and stock records. The Company Disclosure Letter contains a true and correct list of the jurisdictions in which each of the Company and Merger Sub is qualified to do business as a foreign corporation or branch of a foreign corporation.

     SECTION  3.2   AUTHORIZATION.  Each  of the Company and Merger Sub has full
                    -------------
corporate power and authority, and the Controlling Shareholder has the power and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and Merger Sub and the performance by the Company and Merger Sub of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on their part. The Board of Directors of each of the Company and Merger Sub has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, Merger Sub and the Controlling Shareholder and constitutes the valid and binding agreement of the Company, Merger Sub and the Controlling Shareholder enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     SECTION  3.3   ABSENCE  OF  RESTRICTIONS  AND  CONFLICTS.  The  execution,
                    -----------------------------------------
delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of the Company or Merger Sub, (ii) any Company Material Contract (as hereinafter defined),
(iii) any judgment, decree or order of any court or governmental authority or agency to which the Company, Merger Sub or the Controlling Shareholder is a party or by which the Company, Merger Sub and the Controlling Shareholder or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to the Company, Merger Sub and the Controlling Shareholder so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company taken as a whole. Except for the filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Company, Merger Sub or the Controlling Shareholder is required in connection with the execution, delivery or performance of this Agreement by the Company, Merger Sub or the Controlling Shareholder or the consummation of the transactions contemplated by this Agreement by the Company, Merger Sub and the Controlling Shareholder, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of the Company taken as a whole. The Company Disclosure Letter sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

     SECTION  3.4   CAPITALIZATION;  OWNERSHIP  OF  COMPANY  COMMON  STOCK;
                    -------------------------------------------------------
SUBSIDIARIES.
------------

          3.4.1   CAPITALIZATION.  The  authorized  capital stock of the Company
                  --------------
consists of 800,000,000 shares of Company Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which 25,623,815 shares of Company Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof. Attached as Exhibit 2 is a list of the
                                                      ---------
shareholders of the Company, as of March 14, 2001. Each such share of Company Common Stock that is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. Except as disclosed in the Company Disclosure Letter, there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment; and, except as disclosed in the Company Disclosure Letter no such options, convertible securities, calls, rights, warrants or other agreements have any demand, piggyback or other registration rights of any sort.
Exhibit  3,  which  shall be completed within three (3) days of the execution of
----------
this Agreement, and when attached hereto shall be an integral part of the Agreement, is a complete list of all outstanding options, indicating whether such options are registered or unregistered, the exercise price, the grant date, the vesting period and whether there is an option agreement between the Company and the option holder. The number of outstanding options to be set forth on
Exhibit  3  shall,  under  no  circumstances,  exceed  1,393,000.
----------

          3.4.2   OWNERSHIP.  The  Controlling  Shareholder  is  the  record and
                  ---------
beneficial owner of 11,450,000 shares of Company Common Stock; and such Controlling Shareholder owns all such shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

          3.4.3   COMPANY  SUBSIDIARIES.  The  Company  does not own, nor has it
                  ---------------------
ever owned, any subsidiary other than Merger Sub and Worldwide PetroMoly Corporation, a Texas corporation ("WPC"), and together with Merger Sub, (the "Subsidiaries"). The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding. The authorized capital stock of WPC consists of 20,000,000 shares of common stock, $.001 par value, of which 14,507,500 shares are issued and outstanding. All such issued and outstanding shares of the Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company owns 100% of the issued and outstanding shares of the Subsidiaries. Except with respect to the transactions contemplated by this Agreement, there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of either of the Subsidiaries or obligating either of the Subsidiaries to grant, extend or enter into any such agreement or commitment.

     SECTION  3.5   SEC  REPORTS  AND COMPANY FINANCIAL STATEMENTS.  The Company
                    ----------------------------------------------
has filed or will file with the Securities and Exchange Commission (the "SEC") true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since October 11, 1996 and through the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC Reports"). The SEC Reports, at the time filed, (a) did not or will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act. The financial statements of the Company (including the related notes and schedules thereto) included or to be included in the SEC Reports (the "Company Financial Statements") (i) comply or will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been or will have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-QSB promulgated by the SEC) and (iii) fairly present or will fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments) (A) the financial position of the Company, (B) the results of its operations and (C) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be. The books and records of the Company are maintained on an accrual basis and the Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company. The Company has no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, required by to be reflected in the Company Financial Statements other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected and adequately provided for on the Company Financial Statements and (z) liabilities and obligations arising in the ordinary course of business of the Company since December 31, 2000 (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit). The Company Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of the Company exceeding $5,000 in the case of any single loss contingency or $50,000 in the case of all loss contingencies.

     SECTION  3.6   ABSENCE  OF  CERTAIN  CHANGES.
                    -----------------------------

          3.6.1   CERTAIN FINANCIAL MATTERS; PROPERTY; DIVIDENDS. Since June 30,
                  ----------------------------------------------
2000 there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of the Company, (ii) any damage, destruction, loss or casualty to property or assets of the Company, whether or not covered by insurance, which property or assets are material to its operations or business, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of the capital stock of the Company or any split, combination or reclassification of shares of capital stock declared or made by the Company, or (iv) any agreement to do any of the foregoing.

          3.6.2   OTHER  CHANGES.  Except as set forth in the Company Disclosure
                  --------------
Letter, since June 30, 2000, there have not been (i) any losses suffered, (ii) any assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of such financial statements, (v) any guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on the Company's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any debts or waiver of any claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $5,000 in the aggregate, (viii) any single capital expenditure or commitment in excess of $5,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $5,000 for additions to property or equipment, (ix) any material transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition business or prospects of the Company.

     SECTION  3.7   LEGAL  PROCEEDINGS.  Set  forth  in  the  Company Disclosure
                    ------------------
Letter is a listing of all suits, claims, actions, proceedings or investigations to which the Company is a party or otherwise involving the Company. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company (or any of its officers or directors in their capacity as such) before any court, arbitrator or administrative or governmental body. All pending or, to the best knowledge of the Company, threatened suits, actions, claims, proceedings or investigations relating to or involving the Company (or any of its officers or directors in their capacity as such) before any court, arbitrator or administrative or governmental body are adequately provided for in the Company Financial Statements. The Company is not subject to any judgment, decree, injunction, rule or order of any court nor, to the best knowledge of the Company, any other governmental restriction.

     SECTION  3.8   COMPLIANCE  WITH  LAW.  The  Company  has  all  material
                    ---------------------
authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and the Company has been and is in material compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition, business or prospects.

     SECTION  3.9   COMPANY  MATERIAL  CONTRACTS.  The Company Disclosure Letter
                    ----------------------------
contains a correct and complete list of the following (hereinafter referred to as the "Company Material Contracts"):

                    (i) all bonds, debentures, notes, mortgages, indentures or guarantees to which the Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                    (ii) all leases to which the Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                    (iii) all loans and credit commitments to the Company which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                    (iv) all contracts or agreements which limit or restrict the Company from engaging in any business in any jurisdiction or limit or restrict others from competing with the Company in any jurisdiction;

                    (v) all agreements and documentation evidencing currently outstanding loans or advances made by the Company to or on behalf of its customers other than trade credit extended in the ordinary course of the Company's business; and

                    (vi) all existing contracts and commitments (other than those described in subparagraphs (i), (ii), (iii), (iv) or (v) of this Section
                                                                         -------
3.9,  and  the  Company  Benefit  Plans  (as  hereinafter defined)) to which the
---
Company is a party or by which its respective properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $5,000 individually, or which have a fixed term extending more than twelve
(12) months from the date hereof and which involve a total commitment or payment by any party thereto of more than $10,000.

     True and complete copies of all Company Material Contracts, including all amendments thereto, have been or will be made available to STR. The Company Material Contracts are valid and enforceable in accordance with their respective terms with respect to the Company and, to the best knowledge of the Company, are valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. There is not under any of the Company Material Contracts any existing breach, default or event of default by the Company or event that with notice or lapse of time or both would constitute a breach, default or event of default by the Company nor does the Company know of, and the Company has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

     SECTION 3.10   TAX RETURNS; TAXES.  The Company has duly filed all federal,
                    ------------------
state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns, except for incidental interest and penalties which may be due and payable, but which are not material in amount. The liability for taxes reflected in the Company Financial Statements is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended June 30, 2000, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the Internal Revenue Service ("IRSIRS") or any other taxing authority have been paid, fully settled or adequately provided for in the Company Financial Statements. There are no pending claims asserted for taxes of the Company or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company for any period. The Company has made all required estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. The Company has made available to STR true, complete and correct copies of its federal income tax returns filed for each taxable year since 1996 and made available such other tax returns requested by STR.

     SECTION  3.11   OFFICERS,  DIRECTORS AND EMPLOYEES.  The Company Disclosure
                     ----------------------------------
Letter contains a true and complete list of all of the officers and directors of the Company, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of the Company as of the date hereof
(i) with whom the Company has a written employment agreement (other than providing for at-will employment) or (ii) to whom the Company has made verbal or oral commitments for employment on other than at-will basis which are binding on the Company or (iii) who have an annual rate of compensation in excess of $50,000.

     SECTION  3.12   COMPANY  EMPLOYEE  BENEFIT  PLANS.  For  purposes  of  this
                     ---------------------------------
Section  3.12,  the  term  "Company  Benefit PlanCompany Benefit Plan" means any
-------------
plan, program, arrangement, fund, policy, practice or contract which, through which or under which the Company provides benefits or compensation to or on behalf of employees or former employees of the Company, whether formal or informal, whether or not written, including, without limitation, the following:

(i)  Arrangements  -  any  bonus, incentive compensation, stock option, deferred
     ------------
compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust; (ii) ERISA Plans - any "Employee benefit planemployee
                               ------------
benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISAERISA")), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and (iii) Other Employee Fringe
                                                         -----------------------
Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care, telephone, automobile, dependent travel or other fringe benefit plans, programs, arrangements, contracts or practices. Except as described in the Company Disclosure Letter, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

     SECTION  3.13   LABOR  RELATIONS.  The  Company  is  in  compliance  in all
                     ----------------
material respects with all federal, state and foreign laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. The
Company has received no notice that there is any unlawful employment practice discrimination charge involving the Company pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC- recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving or affecting the Company, and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending against the Company and, to the best knowledge of the Company, no written claim therefor exists. There is no collective bargaining agreement that is binding on the Company.

     SECTION  3.14   INSURANCE.  Set forth on the Company Disclosure Letter is a
                     ---------
listing of all policies of insurance to which the Company or the Subsidiaries are parties or are otherwise a named insured or the beneficiary of coverage at any time since January 1, 2000. With respect to each such insurance policy, the policy is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Effective Time.

     SECTION  3.15   ENVIRONMENTAL  MATTERS.  There  has  not  been,  during the
                     ----------------------
period commencing on the date on which the Company first leased, operated, managed or occupied any parcel of real property (the "Real Estate") through and including the Effective Time (the "Ownership Period"), any Pollution in
violation of applicable laws at or from the Real Estate; and, to the best knowledge of the Company, (i) there was no Pollution in violation of applicable laws at or from any portion of the Real Estate prior to the date of commencement of the Ownership Period, and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any claim against the Company under any law relating to the pollution or protection of human health or the environment, and no such claims have been made or threatened. During the Ownership Period, (w) the use, storage, disposal and transportation of all Hazardous Materials by the Company directly or indirectly, has been in material compliance with all applicable laws, (x) the Company has not directly or indirectly disposed of any Hazardous Material at a site which is not in compliance with any law related to the pollution or protection of human health or the environment, (y) there has been no Pollution at or from the Real Estate, and (z) the Company has not received any notice alleging that any Pollution exists upon or has migrated from any portion of the Real Estate. As used in this Section 3.15: (A) "Hazardous Materials" shall mean
                              ------------
any substance, waste or material that is defined or classified as "toxic," "hazardous," "hazardous waste" or other words of similar import by any law, regulation or order regulating or relating to the environment or regulating or governing substances, wastes or materials that are deemed to pose a risk of injury to health of persons or damage to property, including asbestos, petroleum and petroleum-based products and including all substances, wastes and materials defined or classified (i) as a "solid waste" or "hazardous waste" (as those terms are defined under the Solid Waste Disposal Act, as amended (42 U.S.C. 6901 et seq.)), (ii) as a "pollutant" or "toxic pollutant" (as those terms are
-------
defined  under  the Clean Water Act, as amended (33 U.S.C. 1251 et seq.)), (iii)
                                                                ------
as an "air pollutant" or "hazardous air pollutant" (as those terms are defined under the Clean Air Act, as amended (42 U.S.C. 7401 et seq.)), (iv) as a
                                                            ------
"hazardous substance" (as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.)
                                                                        ------
and amendments thereto), or any other substance, waste or material regulated under applicable federal, state or local laws relating to the prevention and control of water, land, groundwater or air pollution and contamination; and (B) "Pollution" shall mean the discharge, disposal, release or emission of any Hazardous Materials in, upon, over, under, across or from any parcel of land.

     SECTION  3.16   PATENTS,  TRADEMARKS,  TRADE  NAMES.  No claims are pending
                     -----------------------------------
against the Company by any person with respect to the use of any intellectual property including, without limitation, any patents, trademarks, trade names, copyrights and all technology and processes used by the Company in its business which are material thereto, or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by the Company of the intellectual property does not infringe on the rights of any third party. The Company Disclosure Letter sets forth a list of all jurisdictions in which the Company is operating under a tradename, and each jurisdiction in which any such tradename is registered.

     SECTION  3.17   TRANSACTIONS  WITH  AFFILIATES.  Except as set forth in the
                     ------------------------------
Company's Disclosure Letter, no shareholder who would be an "affiliate" as defined in rules and regulations of the Securities Act of 1933 (an "Affiliate Shareholder") or any director or officer of the Company, or any person with whom any such Affiliate Shareholder or any director or officer has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons), has any interest in: (a) any contract, arrangement or understanding with, or relating to, the business or operations of the Company; (b) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company; or (c) any property (real, personal or mixed, tangible or intangible), used, or currently intended to be used in, the business or operations of the Company.

     SECTION  3.18   BROKERS,  FINDERS  AND  INVESTMENT  BANKERS.  Neither  the
                     -------------------------------------------
Company nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.

     SECTION  3.19   NO  ASSETS  OR  LIABILITIES.  Except  as  disclosed  in the
                     ---------------------------
Company Disclosure Letter, the Company has no assets other than the shares of stock of WPC and the shares of stock of Merger Sub. Except as disclosed in the Company Disclosure Letter, the Company in not a guarantor of any liability, and has no liabilities, contingent or otherwise.

     SECTION 3.20   DISCLOSURE.  No representation, warranty or covenant made by
                    ----------
the Company or the Controlling Shareholder in this Agreement, the Company Disclosure Letter, any exhibit attached hereto and no certificate or affidavit furnished or to be furnished by or on behalf of the Company or Merger Sub to STR contains or will contain, at the time it is made, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth herein or in the Company Disclosure Letter or in the Company's SEC Reports, neither the Company nor the Controlling Shareholder know of any fact or circumstance which is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company.

                                    ARTICLE 4

       REPRESENTATIONS AND WARRANTIES OF STR AND THE SIGNING SHAREHOLDERS

     With such exceptions as may be set forth in a letter (the " STR Disclosure Letter") delivered by STR and the Signing Shareholders to the Company prior to the execution hereof, and attached hereto as Exhibit 4, STR and the Signing
                                                  ---------
Shareholders hereby jointly and severally represent and warrant to the Company and the Controlling Shareholder as follows:

     SECTION  4.1   ORGANIZATION.  STR  is a corporation duly organized, validly
                    ------------
existing and in good standing under the laws of the jurisdiction of its incorporation, and STR has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. STR is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of STR taken as a whole. STR has made or will make available to the Company accurate and complete copies of its Articles of Incorporation, Bylaws, minutes books and stock records. The STR Disclosure Letter contains a true and correct list of the jurisdictions in which STR is qualified to do business as a foreign corporation or branch of a foreign corporation.

     SECTION  4.2   AUTHORIZATION.  STR  and  the Signing Shareholders have full
                    -------------
corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by STR and the Signing Shareholders and the performance by them of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate or other action on the part of each of STR and the Signing Shareholders. The Board of Directors of STR has approved the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of STR and the Signing Shareholders and constitutes the valid and binding agreement of each of them, enforceable against each of STR and the Signing Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     SECTION  4.3   ABSENCE  OF  RESTRICTIONS  AND  CONFLICTS.  The  execution,
                    -----------------------------------------
delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under,
(i)  any  term  or  provision of the Articles of Incorporation or Bylaws of STR,
(ii) any contract material to the business and operations of STR, (iii) any judgment, decree or order of any court or governmental authority or agency to which STR is a party or by which STR or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to STR, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of STR taken as a whole. Except for filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to STR or any Signing Shareholder is required in connection with the execution, delivery or performance of this Agreement by STR or the Signing Shareholders or the consummation of the transactions contemplated by this Agreement by STR or Merger Sub, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of STR taken as a whole.

     SECTION  4.4   DISCLOSURE.  No representation, warranty or covenant made by
                    ----------
STR or the Signing Shareholders in this Agreement, the STR Disclosure Letter, any exhibit attached hereto and no certificate or affidavit furnished or to be furnished by or on behalf of STR or the Signing Shareholders contains or will contain, at the time it is made, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth herein or in the STR Disclosure
Letter, neither STR nor the Signing Shareholders know of any fact or circumstance which is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of STR.

     SECTION 4.5   BROKERS, FINDERS AND INVESTMENT BANKERS.  Except as disclosed
                   ---------------------------------------
in the STR Disclosure Letter, neither STR, any of the Signing Shareholders, nor any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.

     SECTION  4.6   QUALIFICATION  OF  THE  SHAREHOLDERS.  Each  of  the Signing
                    ------------------------------------
Shareholders represents, severally and not jointly, that it (i) is acquiring the Merger Consideration to be issued in connection herewith for his own account and not with a view to, or for resale in connection with, any distribution thereof;
(ii) understands and acknowledges that such Merger Consideration has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of his investment intent as expressed herein; (iii) is able to bear the economic risk of an investment in such Merger Consideration and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such Merger Consideration; (iv) has been provided with all information or been given access to all information with respect to the Company which he believes might affect its decision whether to effect the Merger; and (v) understands and acknowledges that such Merger Consideration will be "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and that the certificate representing such Merger Consideration will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and/or any applicable state securities law and an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt therefrom is delivered the Company or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the transactions contemplated hereby, each of the Signing Shareholders has relied solely on the results of his own independent investigation with respect to the Company and the Merger Consideration, upon the representations and statements of the Company set forth herein and upon the SEC Reports.

     SECTION 4.7   LEGAL PROCEEDINGS.  Set forth in the STR Disclosure Letter is
                   -----------------
a listing of all suits, claims, actions, proceedings or investigations to which STR is a party or otherwise involving STR. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of STR, threatened against, relating to or involving STR (or any of its officers or directors in their capacity as such) before any court, arbitrator or administrative or governmental body. All pending or, to the best knowledge of STR, threatened suits, actions, claims, proceedings or investigations relating to or involving STR (or any of its officers or directors in their capacity as such) before any court, arbitrator or administrative or governmental body are adequately provided for in the STR Financial Statements. STR is not subject to any judgment, decree, injunction, rule or order of any court nor, to the best knowledge of STR, any other governmental restriction.

     SECTION  4.8   COMPLIANCE  WITH  LAW.  STR has all material authorizations,
                    ---------------------
approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and STR has been and is in material compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition, business or prospects.

     SECTION 4.9   STR MATERIAL CONTRACTS.  The STR Disclosure Letter contains a
                   ----------------------
correct and complete list of the following (hereinafter referred to as the "Company Material Contracts"):

                    (i) all bonds, debentures, notes, mortgages, indentures or guarantees to which STR is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                    (ii) all leases to which STR is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                    (iii) all loans and credit commitments to STR which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                    (iv) all contracts or agreements which limit or restrict STR from engaging in any business in any jurisdiction or limit or restrict others from competing with STR in any jurisdiction;

                    (v) all agreements and documentation evidencing currently outstanding loans or advances made by STR to or on behalf of its customers other than trade credit extended in the ordinary course of STR's business; and

                    (vi) all existing contracts and commitments (other than those described in subparagraphs (i), (ii), (iii), (iv) or (v) of this Section
                                                                         -------
4.9, and the STR Benefit Plans (as hereinafter defined)) to which STR is a party
---
or by which its respective properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $5,000 individually, or which have a fixed term extending more than twelve (12) months from the date hereof and which involve a total commitment or payment by any party thereto of more than $10,000.

     True and complete copies of all STR Material Contracts, including all amendments thereto, have been or will be made available to the Company. The STR Material Contracts are valid and enforceable in accordance with their respective terms with respect to STR and, to the best knowledge of STR, are valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. There is not under any of the STR Material Contracts any existing breach, default or event of default by STR or event that with notice or lapse of time or both would constitute a breach, default or event of default by STR nor does STR know of, and STR has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

     SECTION  4.10   TAX RETURNS; TAXES.  STR has duly filed all federal, state,
                     ------------------
local and foreign tax returns required to be filed by it, or has filed a timely and appropriate extension with respect thereto, and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns, except for incidental interest and penalties which may be due and payable, but which are not material in amount. The liability for taxes reflected in the STR Financial Statements is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended June 30, 2000, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the Internal Revenue Service ("IRSIRS") or any other taxing authority have been paid, fully settled or adequately provided for in the STR Financial Statements. There are no pending claims asserted for taxes of STR or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of STR for any period. STR has made all required estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. STR has made available to STR true, complete and correct copies of its federal income tax returns filed for each taxable year since 2000 and made available such other tax returns requested by STR.

     SECTION  4.11   OFFICERS,  DIRECTORS  AND  EMPLOYEES.  The  STR  Disclosure
                     ------------------------------------
Letter contains a true and complete list of all of the officers and directors of STR, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of STR as of the date hereof (i) with whom STR has a written employment agreement (other than providing for at-will employment) or (ii) to whom STR has made verbal or oral commitments for employment on other than at-will basis which are binding on STR or (iii) who have an annual rate of compensation in excess of $50,000.

     SECTION  4.12   STR  EMPLOYEE  BENEFIT PLANS.  For purposes of this Section
                     ----------------------------                        -------
3.12,  the  term  "Company  Benefit  Plan" means any plan, program, arrangement,
----
fund, policy, practice or contract which, through which or under which STR provides benefits or compensation to or on behalf of employees or former employees of STR, whether formal or informal, whether or not written, including, without limitation, the following: (i) Arrangements - any bonus, incentive
                                            ------------
compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust; (ii) ERISA Plans -
                                                                   -----------
any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and (iii) Other
                                                                           -----
Employee  Fringe Benefits - any stock purchase, vacation, scholarship, day care,
-------------------------
prepaid legal services, dependent care, telephone, automobile, dependent travel or other fringe benefit plans, programs, arrangements, contracts or practices. Except as described in the STR Disclosure Letter, STR does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

     SECTION  4.13   LABOR  RELATIONS.  STR  is  in  compliance  in all material
                     ----------------
respects with all federal, state and foreign laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. STR has received no notice that there is any unlawful employment practice discrimination charge involving STR pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC- recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against STR pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of STR, threatened against or involving or affecting STR, and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending against STR and, to the best knowledge of STR, no written claim therefor exists. There is no collective bargaining agreement that is binding on STR.

     SECTION  4.14   INSURANCE.  Set  forth  on  the  STR Disclosure Letter is a
                     ---------
listing of all policies of insurance to which STR or the Subsidiaries are parties or are otherwise a named insured or the beneficiary of coverage at any time since January 1, 2000. With respect to each such insurance policy, the policy is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Effective Time.

     SECTION  4.15   PATENTS,  TRADEMARKS,  TRADE  NAMES.  No claims are pending
                     -----------------------------------
against STR by any person with respect to the use of any intellectual property including, without limitation, any patents, trademarks, trade names, copyrights and all technology and processes used by STR in its business which are material thereto, or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by STR of the intellectual property does not infringe on the rights of any third party. The STR Disclosure Letter sets forth a list of all jurisdictions in which STR is operating under a tradename, and each jurisdiction in which any such tradename is registered.

     SECTION  4.16   TRANSACTIONS WITH AFFILIATES.  Except as set forth in STR's
                     ----------------------------
Disclosure Letter, as of the Effective Time, no shareholder who would be an "affiliate" as defined in rules and regulations of the Securities Act of 1933 (an "Affiliate Shareholder") or any director or officer of STR, or any person with whom any such Affiliate Shareholder or any director or officer has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons), has any interest in: (a) any contract, arrangement or understanding with, or relating to, the business or operations of STR; (b) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of STR; or (c) any property (real, personal or mixed, tangible or intangible), used, or currently intended to be used in, the business or operations of STR.

     SECTION  4.17   STR SUBSIDIARIES.  STR does not own, nor has it ever owned,
                     -----------------
any  subsidiary.

     SECTION  4.18   STR  FINANCIAL STATEMENTS.  The financial statements of STR
                     -------------------------
(the "STR Financial Statements"), fairly present or will fairly present (A) the financial position of the Company, (B) the results of its operations and (C) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be. The Company has no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, required by to be reflected in the STR Financial Statements other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms,
(y) liabilities and obligations reflected and adequately provided for on STR Financial Statements. The STR Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of the Company exceeding $5,000 in the case of any single loss contingency or $50,000 in the case of all loss contingencies.

     SECTION 4.19   STR CAPITALIZATION.  The  authorized  capital  stock  of STR
                    ------------------
consists of 250,000,000 shares of STR Common Stock and 50,000,000 shares of STR Preferred Stock, of which 112,467,860 shares of STR Common Stock and 10,000,000 shares of STR Preferred Stock will be issued and outstanding as of the Effective Date (there will also be a warrant for 1,000,000 shares of STR Common Stock outstanding as of the Effective Date). Each such share of STR Common Stock that is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. Except as disclosed in the STR Disclosure Letter, there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating STR to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of STR or obligating STR to grant, extend or enter into any such agreement or commitment.

                                    ARTICLE 5

                        CERTAIN COVENANTS AND AGREEMENTS
                        --------------------------------

     SECTION 5.1   ELECTION TO BOARD OF DIRECTORS.  The Company shall obtain (a)
                   ------------------------------
the written resignation of all directors and officers of the Company as STR or the Signing Shareholders may specify to the Company immediately prior to the Effective Time, effective as of the Effective Time, and (b) shall, in writing, take all action necessary to cause the Board of Directors of the Company, at and immediately after the Effective Time, to consist of those directors specified by STR or the Signing Shareholders, such directors to include two existing directors of the Company as are acceptable to all of STR, the Signing Shareholders and the Company.

     SECTION  5.2   COMPLIANCE  WITH  RULE  14F-1.  The  Controlling Shareholder
                    -----------------------------
shall cause the Company to comply on a timely basis with Rule 14f-1 promulgated under the Exchange Act. STR shall cooperate in effecting such compliance and shall supply the Company with all information concerning it and its designees to the Board of Directors of the Company required to be presented in accordance with such rule.

     SECTION  5.3   SEC  FILINGS.  Prior  to the Closing, the Company shall have
                    ------------
filed with the SEC (a) an information statement pursuant to Section 14f-1 of the Exchange Act, in form and substances satisfactory to STR, such information statement to be filed not later than ten (10) days prior to the Closing Date, and (b) any other filings, (including but not limited to any Form 8K) in form and substance acceptable to STR and the Signing Shareholders, all which shall be approved by STR and the Signing Shareholders prior to filing with the SEC.

     SECTION 5.4   TRANSFER OF ASSETS AND LIABILITES TO WPC.  To the extent that
                   ----------------------------------------
any  assets  are identified in the Company Disclosure Letter pursuant to Section
                                                                         -------
3.19  herein,  and  other than the shares of stock of WPC or the Merger Sub, all
----
such assets shall be transferred, in writing, to WPC prior to the Effective Time. To the extent that any guaranties or liabilities are identified in the Company Disclosure Letter pursuant to Section 3.19, all guarantees or
                                           -------------
liabilities  shall  be  transferred,  in  writing, to WPC prior to the Effective
Time.

     SECTION  5.5   SALE  OF  WPC.  Following  the  Closing, the Company and the
                    -------------
Controlling Shareholder will use their commercially reasonable efforts to enter into a stock purchase agreement pursuant to which the Controlling Shareholder will purchase all of the capital stock of WPC from the Company. The Company and the Controlling Shareholder agree to negotiate such purchase agreement in good faith, which agreement shall include customary representations, warranties, covenants and indemnities for transactions of a similar size, type and nature.

     SECTION  5.6   CERTIFICATE  OF  DESIGNATION.  Prior to Closing, the Company
                    ----------------------------
shall file with the Colorado Secretary of State a Certificate of Designation with respect to the Company Preferred Stock, in form and substance acceptable to STR.

     SECTION  5.7   NONSOLICITATION.  While  this  Agreement  is  effective, the
                    ---------------
Company and the Controlling Shareholder shall not (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a merger, consolidation, business combination or similar transaction involving the Company and its Subsidiaries (a "Competitive Proposal"), other than the transactions contemplated by the Merger Agreement or
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to a Competitive Proposal or (iii) enter into a definitive agreement relating to a Competitive Proposal. The Company shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties other than STR, conducted heretofore with respect to any of the foregoing and will take reasonable steps to inform its agents and representatives of the obligations undertaken  in  this  Section  5.7.
                      ------------

     SECTION 5.8   VOTING OF MERGER SUB SHARES.  Assuming all closing conditions
                   ---------------------------
set  forth  in  Section  6.2  below  are satisfied, as certified by an officer's
                ------------
certificate  pursuant to Section 6.9 below, the Company shall vote all shares of
                         -----------
the  Merger  Sub  in  favor  of the transactions contemplated in this Agreement.

     SECTION  5.9   PREVIOUS  SEC  FILINGS.  The  Company  shall  have  made any
                    ----------------------
amendments to the SEC Reports previously filed with the SEC deemed necessary in the good faith judgment of STR and agreed to by the Company, such amendments to be in form and substance satisfactory to STR.


                                    ARTICLE 6

                              CONDITIONS TO CLOSING
                              ---------------------
     SECTION  6.1   CONDITIONS  OF  THE  OBLIGATIONS  OF  STR  AND  THE  SIGNING
                    ------------------------------------------------------------
SHAREHOLDERS.  The  obligation of STR and the Signing Shareholders to consummate
------------
the transactions contemplated by this Agreement are subject to satisfaction of the following conditions:

          6.1.1   OPINION  OF  COUNSEL REGARDING THE COMPANY. At the Closing STR
                  ------------------------------------------
and the Signing Shareholders shall receive a legal opinion, dated the Closing Date, in form and substance satisfactory to STR and the Signing Shareholders.

          6.1.2   REPRESENTATIONS  AND  WARRANTIES.  The  representations  and
                  --------------------------------
warranties  set  forth  in  Section  3  hereof  shall be true and correct in all
                            ----------
respect  at  and  as  of  the  Closing  Date.

          6.1.3   COVENANT  COMPLIANCE.  The  Company  and  the  Controlling
                  --------------------
Shareholder, as the case may be, shall have performed and complied with all of its or his covenants hereunder in all material respect through the Closing Date.

          6.1.4   CONSENTS.  The  Company  shall  have  procured  all  necessary
                  --------
consents from governmental authorities and third parties with respect to the consummation of the transactions contemplated hereby.

          6.1.5   NO  LITIGATION. No action, suit or proceeding shall be pending
                  --------------
or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent the consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the STR Shareholders to own and hold the Merger Consideration or (d) affect adversely the right of the Company to own its assets and to operate its business.

          6.1.6   DUE  DILIGENCE;  DISCLOSURE  LETTER.  STR  and  the  Signing
                  -----------------------------------
Shareholders shall have received all reasonably requested due diligence materials from the Company.

          6.1.7   FAIRNESS  OPINION.  The Company shall have obtained a fairness
                  -----------------
opinion, acceptable in form and substance to STR and the Signing Shareholders, with respect to both the Merger and all transactions associated therewith, and the sale of WPC, as contemplated in Section 5.5 herein, and all transactions
                                        -----------
associated  therewith.

          6.1.8   OFFICER'S  CERTIFICATE.  The  Company  and  the  Controlling
                  ----------------------
Shareholder shall have delivered to STR a certificate to the effect that each of the conditions specified in this Section 6.1.1 through Section 6.1.7 shall have
                                  -------------         -------------
been  satisfied  in  all  respects.

          6.1.9   CLOSING  OF  STR PREFERRED STOCK PURCHASE AGREEMENT. STR shall
                  ---------------------------------------------------
have completed the sale of at least $4 million in aggregate proceeds of the STR Preferred Stock, such STR Preferred Stock to be converted on a one for one basis to Company Preferred Stock Common Stock.

     SECTION  6.2   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND MERGER SUB.
                    -----------------------------------------------------------
The obligation of the Company and Merger Sub to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

          6.2.1   REPRESENTATIONS  AND  WARRANTIES.  The  representations  and
                  ---------------------------------
warranties  set  forth  in  Section  4  hereof  shall be true and correct in all
                            ----------
respect  at  and  as  of  the  Closing  Date.

          6.2.2   COVENANT COMPLIANCE.  STR and the Signing Stockholders, as the
                  --------------------
case may be, shall have performed and complied with all of its or their covenants hereunder in all material respect through the Closing Date.

          6.2.3   CONSENTS.  STR shall have procured all necessary consents from
                  --------
governmental authorities and third parties with respect to the consummation of the transactions contemplated hereby.

          6.2.4   NO  LITIGATION.  No  action,  suit,  or  proceeding  shall  be
                  --------------
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent the consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) affect adversely the right of the Company to own its assets and to operate its business.

          6.2.5   CLOSING  OF STR PREFERRED STOCK PURCHASE AGREEMENT.  STR shall
                  --------------------------------------------------
have completed the sale of at least $4 million in aggregate proceeds of the STR Preferred Stock, such STR Preferred Stock to be converted on a one for one basis to Company Preferred Stock.

          6.2.6   DUE  DILIGENCE;  DISCLOSURE  LETTER.  The  Company  shall have
                  -----------------------------------
received  all  reasonably  requested  due  diligence  materials  from  STR.

          6.2.7   FAIRNESS  OPINION.  The Company shall have obtained a fairness
                  -----------------
opinion, acceptable to it in form and substance, with respect to both the Merger and all transactions associated therewith, and the sale of WPC, as contemplated in Section 5.5 herein, and all transactions associated therewith.
    ------------

          6.2.8   OPINION OF COUNSEL REGARDING STR.  At the Closing, counsel for
                  --------------------------------
STR and the Signing Shareholders shall deliver its opinion, dated the Closing Date, in form and substance satisfactory to the Company.

          6.2.9   OFFICER'S CERTIFICATE.  STR and the Signing Shareholders shall
                  ---------------------
have delivered to the Company a certificate to the effect that each of the conditions specified in this Section 6.2.1 through Section 6.2.8 shall have been
                             -------------         -------------
satisfied  in  all  respects.


                                    ARTICLE 7

                                     CLOSING
                                     -------

     SECTION 7.1   CLOSING DATE.  The Closing shall take place at the offices of
                   ------------
Paul, Hastings, Janofsky & Walker, LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308 at 10:00 a.m., local time, on the first business day following the satisfaction of all conditions to the obligations of the parties hereto, or at such other time or place or on such other date as the parties hereto may agree to in writing (the "Closing Date"). The Closing shall be effective as of 12:01 a.m., local time, on the Closing Date.

     SECTION  7.2   SHARE  CERTIFICATES.  Ten days prior to the Closing Date, or
                    -------------------
as soon thereafter is as practicable, the Company shall cause a letter of instruction to be sent to the transfer agent requesting that the certificate(s) representing the Company Preferred Stock be delivered to Robert Axelrod, counsel for the Company, such Company Preferred Stock to be held by Mr. Axelrod in escrow until their delivery at Closing, in exchange for the certificate(s) representing the STR Preferred Stock.

     SECTION  7.3   DELIVERIES  BY  THE  COMPANY,  SURVIVING CORPORATION AND THE
                    ------------------------------------------------------------
CONTROLLING  SHAREHOLDER.  At  the  Closing,  the Company, Surviving Corporation
------------------------
and/or  the  Controlling  Shareholder  shall  deliver  the  following:

                    (i) A letter of instruction to the transfer agent instructing same to issue shares of the Company Stock in accordance with the terms of this Agreement.

                    (ii) An executed counterpart of the Certificate of Merger to the Secretary of State of the State of Georgia.

     SECTION  7.4   OTHER  DELIVERIES.  At the Closing, the following additional
                    -----------------
deliveries  shall  be  made:

                    (i) Counsel chosen by STR shall deliver to STR the opinion specified in Section 6.1.1 hereof;
               --------------

                    (ii) Counsel for STR and the Signing Shareholders shall deliver to the Company the opinion specified in Section 6.2.8 hereof;
                                                        --------------

                    (iii)  The  officer's  certificates  required  pursuant  to
Section  6.1.8  and  Section  6.2.9  herein;
--------------       --------------

                    (iv) The certificate(s) representing the STR Preferred Stock to be exchanged for the certificate(s) representing the Company Preferred Stock;

                    (v) The payment of the remaining sum due pursuant to Section
                                                                         -------
9.12  herein;
----

                    (vi) The parties hereto shall execute and deliver such other certificates, documents and things as their respective counsel deem to be appropriate.

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

     SECTION  8.1   DEFINITIONS.  For  the  purposes  of  this  Article  8:
                    -----------

                    (i) "Controlling Shareholder Indemnitor" shall mean the Controlling Shareholder.

                    (ii) "Controlling Shareholder Indemnitor's Representative" shall mean Gertner, or such other person or entity as the Controlling
Shareholder  may  designate  in  writing to the STR Indemnitors' Representative.

                    (iii) "Controlling Shareholder Indemnitees" shall mean the Controlling Shareholder.

                    (iv) "Indemnification Claim" shall mean a claim for indemnification hereunder.

                    (v) "Indemnitee" or "Indemnitees" shall mean the STR Indemnitees or the Controlling Shareholder Indemnitees, as the context requires.

                    (vi) "Indemnitor" or "Indemnitors" shall mean the STR Indemnitors or the Controlling Shareholder Indemnitor, as the context requires.

                    (vii) "Indemnitors' Representative" shall mean the STR Indemnitors' Representative or the Controlling Shareholder Indemnitor's Representative, as the context requires.

                    (viii) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages (including special and consequential damages), liabilities, costs and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                    (ix) "STR Indemnitees" shall mean STR, the STR Shareholders, the Surviving Corporation, the Company and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates.

                    (x) "STR Indemnitors" shall mean STR and the Surviving Corporation, jointly and severally.

                    (xi)  "STR  Indemnitors'  Representative"  shall  mean  STR.

                    (xii) "Third Party Claim" shall mean any claim, suit or proceeding (including a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss or Losses for which such Indemnitee is entitled to indemnification hereunder.

     SECTION 8.2   AGREEMENT OF CONTROLLING SHAREHOLDER INDEMNITOR TO INDEMNIFY.
                   ------------------------------------------------------------
Subject to the terms and conditions of this Article 8, the Controlling Shareholder Indemnitor, agrees to indemnify, defend and hold harmless STR Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a STR Indemnitee and resulting from, based upon or arising out of:

                    (i) the material inaccuracy or untruth of any representation or warranty of the Company or the Controlling Shareholder contained in or made pursuant to this Agreement or the Company Disclosure Letter or in or made pursuant to any exhibit furnished by the Company or the Controlling Shareholder Indemnitor in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

                    (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of the Company or the Controlling Shareholder or the Controlling Shareholder Indemnitor made in this Agreement or any Ancillary Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

                    (iii) the business or operations of the Company prior to the Effective Time or the actions or omissions of the Company's officers, directors, shareholders, employees or agents prior to the Effective Time (excluding claims brought pursuant to (iv) below), irrespective of the date that any claim, suit or other course of action related thereto is filed or otherwise instituted, provided that the foregoing shall not apply to any liability of the Company reflected in the Company Financial Statements or incurred thereafter in the ordinary course of business prior to the Effective Time; or

                    (iv) any claim by any shareholder, option holder, or other individual or entity claiming the right to shares or options of the Company (excluding claims associated with the transactions contemplated hereby), or any predecessor thereto, related to any prior transaction involving any shares of capital stock of the Company, or rights to shares of capital stock of the Company, including without limitation, subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment, except as are set forth on Exhibit 3, which shall be completed within three (3) days of
                    ---------
the execution of this Agreement, and when attached hereto shall be an integral part of the Agreement

     SECTION  8.3   AGREEMENT  OF  STR INDEMNITORS TO INDEMNIFY.  Subject to the
                    -------------------------------------------
terms and conditions of this Article 8, the STR Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless the Controlling Shareholder Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, each Controlling Shareholder Indemnitee and resulting from, based upon, arising out of or in connection with:

                    (i) the material inaccuracy or untruth of any representation or warranty of any STR Indemnitor, contained in or made pursuant to this Agreement or the STR Disclosure Letter or in or made pursuant to any exhibit furnished by the STR Indemnitors, or either of them, in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

                    (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of the STR Indemnitors, or either of them, made in this Agreement or in any Ancillary Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;.

                    (iii) the business or operations of STR prior to the Effective Time or the actions or omissions of STR's officers, directors, shareholders, employees or agents prior to the Effective Time, irrespective of the date that any claim, suit or other course of action related thereto is filed or otherwise instituted, provided that the foregoing shall not apply to any liability of STR reflected in its more recent financial statements or incurred thereafter in the ordinary course of business; or

                    (iv) any claim by any former shareholder of STR, or any predecessor thereto, involving the transactions contemplated hereby or any prior transaction involving any shares of capital stock of STR.

     SECTION  8.4   PROCEDURES  FOR  INDEMNIFICATION.  The  obligations  and
                    --------------------------------
liabilities of the parties with respect to an Indemnification Claim shall be subject to the following terms and conditions:

                    (i) an Indemnification Claim shall be made by a STR Indemnitee by delivery of a written notice to the Controlling Shareholder
Indemnitor's  Representative  requesting  indemnification  from  the Controlling
Shareholder Indemnitor and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim;

                    (ii) an Indemnification Claim shall be made by a Controlling Shareholder Indemnitee by delivery of a written notice to the STR Indemnitors' Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                    (iii) if the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 8.5 hereof shall also be observed by
                                    -----------
the  Indemnitee  and  the  Indemnitors'  Representative;

                    (iv) if the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitors' Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to object in a timely manner shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitors' Representative on behalf of all the subject Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (v) hereof; and

                    (v) upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitors' Representative and the Indemnitee or otherwise, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

     SECTION  8.5   THIRD  PARTY CLAIMS.  The obligations and liabilities of the
                    -------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                    (i) the Indemnitee shall give the applicable Indemnitors' Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitors Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. If the Indemnitee fails to notify the Indemnitors' Representative of such claim within sixty (60) days of the Indemnitee's receipt of notice thereof, the Indemnitors shall be relieved of any liability that they may have with respect to such claim, unless the Indemnitees' Representative demonstrates that the Indemnitors' defense of such claim is not prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitors' Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitors' Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitors' Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 8.3 which shall be deemed an
                                           ------------
Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein;

                    (ii) if, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitor shall consult with the Indemnitee with respect to the defense of such claim and shall obtain the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, prior to the compromise and settlement of such Third Party Claim undertaken by the Indemnitors Representative, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder;

                    (iii) If the Indemnitors' Representative assumes the defense of such a Third Party Claim, (A) no compromise or settlement thereof may be effected by the Indemnitors' Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (B) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent; and

                    (iv) in connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     SECTION  8.6   OTHER  RIGHTS  AND REMEDIES NOT AFFECTED.  The rights of the
                    ----------------------------------------
Indemnitees under this Article 8 are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of any Indemnitor, including the right to seek specific performance, recision or restitution, none of which rights or remedies shall be affected or diminished hereby.

     SECTION  8.7   SURVIVAL.  Subject  to  Section  8.8  hereof,  all
                    --------                ------------
representations, warranties and agreements contained in this Agreement or in any certificate, schedule or exhibit attached to this Agreement, in each case as supplemented or amended by the respective Indemnitors' Disclosure Letter, shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty (but, with respect to the representations and warranties, only as of the date of the Closing).

     SECTION  8.8   TIME  LIMITATIONS.
                    -----------------

          8.8.1 The Controlling Shareholder Indemnitor shall have no liability under Section 8.2, unless on or before the expiration of eighteen months
       ------------
following the Closing Date the Controlling Shareholder Indemnitor are given notice asserting an Indemnification Claim with respect thereto; provided,
                                                                       --------
however,  that  an  Indemnification  Claim  based  upon  a  breach  of  the
-------
representations and warranties of the Controlling Shareholder Indemnitor contained in Sections 3.1, 3.2, 3.3, 3.4, 3.10, 3.15 and 3.16 may be made at any
      -      ---------------------------------------     ----
time  except  as  limited  by  law.

          8.8.2   The STR Indemnitors shall have no liability under Section 8.3,
                                                                    -----------
unless on or before the expiration of eighteen months following the Closing Date the STR Indemnitors are given notice asserting an Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a
                   --------  -------
breach of the representations and warranties of the STR Indemnitors contained in Sections 4.1, 4.2, 4.3 and 4.4 may be made at any time except as limited by law.
----------------------     ---

     SECTION  8.9   LIMITATIONS  AS  TO  AMOUNT  PAYABLE  BY  INDEMNITORS.  The
                    -----------------------------------------------------
Indemnitors  shall  have  no  liability with respect to the matters described in
Section  8.2  (other  than  Section  8.2(iv))  with  respect  to the Controlling
------------                ----------------
Shareholder Indemnitor and Section 8.3 with respect to the STR Indemnitors until
                           -----------
the amount of any Indemnification Claim shall exceed $15,000 (an "Eligible Claim") and then only to the extent of any Losses with respect to such Eligible Claim in excess of $15,000.00. At such time as the aggregate Losses with respect to Eligible Claims exceed $75,000.00 (the "Threshold Amount"), the Indemnitors shall be obligated to indemnify the Indemnitees for all Losses in excess of the Threshold Amount, notwithstanding the amount of any Indemnification Claim. Notwithstanding the foregoing, the limitations set forth in this Section 8.9
                                                                     -----------
shall  not  apply  to  Losses  related  to any breach of the representations and warranties  contained  in  Section  3.4.1  herein,  or  any  intentional
                           --------------
misrepresentation or breach of warranty by the Indemnitors or any intentional failure to perform or comply with any covenant or agreement by the Indemnitors, and the Indemnitors shall be liable for all Losses with respect thereto.

     SECTION  8.10   SUBROGATION.  Upon  payment  in full of any Indemnification
                     -----------
Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     SECTION  8.11   PAYMENT.  In the event that the Indemnitors are required to
                     -------
make any payment under this Article 8, the Indemnitors shall promptly pay the Indemnitee the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this
Article 8, the Indemnitors shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 8 and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitors shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by Bank of America, Atlanta, Georgia, and publicly announced by such bank as its so-called "prime rate."

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION  9.1   NOTICES.  All  notices  and  other communications under this
                    -------
Agreement  shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) registered or certified mail, postage prepaid, return receipt requested; or (iii) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address given below (or at such other address for such party as shall be specified by notice given hereunder):

To STR, Merger Sub or the Surviving Corporation:

          12600  Deerfield  Parkway
          Suite  100
          Alpharetta,  Georgia  30004
          Attn:  Chief  Executive  Officer
     with  a  copy  to:

          Paul,  Hastings,  Janofsky  &  Walker,  LLP
          600  Peachtree  Street
          Suite  2400
          Atlanta,  Georgia  30308
          Attn:  Wayne  Shortridge,  Esq.

To  the  Signing  Shareholders:

          At  the  address  specified  on  the signature pages of this Agreement with  a  copy  to:

          Paul,  Hastings,  Janofsky  &  Walker,  LLP
          600  Peachtree  Street
          Suite  2400
          Atlanta,  Georgia  30308
          Attn:  Wayne  Shortridge,  Esq.

If  to  the  Company:

          1300  Post  Oak  Boulevard
          Suite  1985
          Houston,  Texas  77056
          Attn:  Lance  Rosmarin

     with  a  copy  to:

          Axelrod,  Smith  &  Kirshbaum
          5300  Memorial  Drive,  Suite  700
          Houston,  Texas  77007-8292
          Attn:  Robert  Axelrod,  Esq.

If  to  the  Controlling  Shareholder:

          1300  Post  Oak  Boulevard
          Suite  2222
          Houston,  Texas  77056
          Attn:  Gilbert  Gertner

     with  a  copy  to:

          Axelrod,  Smith  &  Kirshbaum
          5300  Memorial  Drive,  Suite  700
          Houston,  Texas  77007-8292
          Attn:  Robert  Axelrod,  Esq.

     All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee or (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt.

     SECTION  9.2   DISCLOSURE  LETTERS  AND  EXHIBITS.  The  Company Disclosure
                    ----------------------------------
Letter  attached  hereto  as  Exhibit  1, the Company shareholder list, attached
                              ----------
hereto as Exhibit 2, the list of all outstanding Company options, which shall be
          ---------
completed within three (3) days of the execution of this Agreement, and attached hereto as Exhibit 3, and the STR Disclosure Letter, attached hereto as Exhibit
            ---------                                                    -------
4,  and  all  other  exhibits to this Agreement, if any, are hereby incorporated
-
into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     SECTION  9.3   ASSIGNMENT;  SUCCESSORS  IN  INTEREST.  No  assignment  or
                    -------------------------------------
transfer by STR, Merger Sub, the Controlling Shareholder or the Company of their respective rights and obligations hereunder shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

     SECTION  9.4   NUMBER;  GENDER.  Whenever  the  context  so  requires,  the
                    ---------------
singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     SECTION  9.5   CAPTIONS.  The  titles,  captions  and  table  of  contents
                    --------
contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement.

     SECTION  9.6   CONTROLLING LAW; JURISDICTION; INTEGRATION; AMENDMENT.  This
                    -----------------------------------------------------
Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to Texas's or Georgia's choice of law rules. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto, this Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

     SECTION  9.7   KNOWLEDGE.  As  used  in this Agreement, the terms "the best
                    ---------
knowledge of the Company", "the best knowledge of STR", "the best knowledge of STR", "the best knowledge of the STR Shareholders", "known to the Company", "known to the Controlling Shareholder", "known to STR", "known to the STR

Shareholders", or words of similar import used herein with respect to the Company, the Controlling Shareholder, STR and the STR Shareholders shall mean the actual knowledge of each of the officers of the Company, the Controlling
Shareholder and STR, as the case may be, in each case, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand, and in the case of the STR Shareholders, the actual knowledge of each such shareholder.

     SECTION  9.8   SEVERABILITY.  Any  provision  hereof which is prohibited or
                    ------------
unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     SECTION  9.9   COUNTERPARTS.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

     SECTION 9.10   ENFORCEMENT OF CERTAIN RIGHTS.  Nothing expressed or implied
                    -----------------------------
in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

     SECTION  9.11   WAIVER.  At  any  time  prior  to  the  Effective Time, the
                     ------
parties hereto, by or pursuant to action taken by their respective Boards of Directors in the case of STR, Merger Sub and the Company, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     SECTION  9.12   FEES  AND  EXPENSES.  Each  party  hereto shall pay its own
                     -------------------
fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel (collectively, the "Expenses"), except that STR will pay $50,000 of the Company's Expenses, $25,000 to be paid to the Company within twenty-four hours of the execution of this Agreement, and the remaining $25,000 to be paid at Closing.

     SECTION  9.13   CONSTRUCTION.  Any  reference herein to any federal, state,
                     ------------
local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. As used herein: (i) "including" shall mean including without limitation; (ii) "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any other syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act; and (iii) "law" shall mean any federal, state or local law, rule, regulation or governmental requirement of any kind, and the rules, regulations, guidelines, directives and orders promulgated thereunder. Nothing in the Company Disclosure Letter or the STR Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Letter or the STR Disclosure Letter, as the case may be, identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any warranty, representation or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     IN WITNESS WHEREOF, STR, Merger Sub, the Controlling Shareholder, the Signing Shareholders and the Company have each caused this Agreement to be duly executed and delivered on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.


                                           WORLDWIDE  PETROMOLY  INC.



                                           By:
                                              ----------------------------------
                                                 Its:  President


                                           SMALL  TOWN  RADIO,  INC.



                                           By:
                                              ----------------------------------
                                                 Its:  President


                                           PETRO  MERGER,  INC.



                                           By:
                                              ----------------------------------
                                                 Its:  President


                                           CONTROLLING  SHAREHOLDER


                                           By:
                                              ----------------------------------
                                                 Gilbert  Gertner

                       (Signatures continued on next page)

                                           SIGNING  SHAREHOLDERS:

                                           BOLLING  INVESTMENTS,  LLC


                                           By:
                                              ----------------------------------
                                              Wayne  Shortridge
                                              Managing  Member
                                              257  Bolling  Road  NE
                                              Atlanta,  Georgia  30309


                                           PORTER  LANE  INVESTMENTS,  INC.


                                           By:
                                              ----------------------------------
                                              Gerald  Sullivan
                                              President
                                              5255  Porter  Lane
                                              Gainesville,  Georgia  30506


                                           IRISH  INVESTMENTS,  LLC


                                           By:
                                              ----------------------------------
                                              Joseph  Powell
                                              2413  First  Ave
                                              Suite  K-3
                                              Fernandina  Beach,  Fla.  32034

                                    EXHIBIT 1
                                    ---------

                            COMPANY DISCLOSURE LETTER

                                    EXHIBIT 2
                                    ---------

                          LIST OF COMPANY SHAREHOLDERS


                                      EXH 2

                                    EXHIBIT 3
                                    ---------

                           LIST OF OUTSTANDING OPTIONS


                                      EXH 3

                                    EXHIBIT 4
                                    ---------

                              STR DISCLOSURE LETTER


                                      EXH 4